Certified Public Accountants	533 West 2600 South, Suite 25 Bountiful, Utah 84010 Phone: (801) 292-8756 Fax: (801) 292-8809

January 8, 2007

United States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Inncardio, Inc.

Dear Sir/Madam:

We have read Item 4.01 of the Current Report on Form 8-K filed today by lnncardio, Inc., dated January 8, 2007 regarding the recent change of auditors. We agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Sincerely,

Chisholm, Bierwolf & Nilson LLC

A Member of the AICPA, UACPA and Registered with the PCAOB